EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-101645 and 333-101295) and Form S-4 (No. 333-101264) of Comcast Corporation of our report dated March 25, 2002, relating to the combined financial statements of AT&T Broadband Group, which appears in this Current Report on Form 8-K/A, to be filed on December 13, 2002

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
December 11, 2002